CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-216056 on Form S-8 and Registration Statement No. 333-233026 on Form S-3 of our reports dated February 25, 2020, relating to the consolidated financial statements of Foundation Building Materials, Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Costa Mesa, CA

February 25, 2020